UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2025

KITE REALTY GROUP TRUST

KITE REALTY GROUP, L.P.

(Exact name of registrant as specified in its charter)

Maryland	001-32268	11-3715772
Delaware	333-20266-01	20-1453863
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

30 S. Meridian Street
Suite 1100
Indianapolis, IN 46204

(Address of principal executive offices) (Zip Code)

(317) 577-5600

(Registrant's telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Shares, $0.01 par value per share	KRG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Fourth Amendment to Sixth Amended and Restated Credit Agreement

On July 28, 2025, Kite Realty Group Trust, a Maryland real estate investment trust (“Kite Realty”), and Kite Realty Group, L.P., a Delaware limited partnership and the operating partnership of Kite Realty (the “Operating Partnership”), entered into the Fourth Amendment (the “Fourth Amendment”) to the Credit Agreement (as defined below) with KeyBank National Association (“KeyBank”), as administrative agent, and the lenders party thereto. The Fourth Amendment amends that certain Sixth Amended and Restated Credit Agreement, dated as of July 8, 2021 (as amended, the “Credit Agreement”), among the Operating Partnership (as successor by merger to Retail Properties of America, Inc.), as borrower, KeyBank, as administrative agent, and the lenders from time to time party thereto, which provides for (i) a $1.1 billion senior unsecured revolving credit facility (the “Revolving Facility”) with a scheduled maturity date of October 3, 2028 and (ii) a $300 million senior unsecured term loan (the “$300M Term Loan”) with a scheduled maturity date of July 29, 2029.

The Fourth Amendment provides for certain pricing adjustments applicable to each of the Revolving Facility and the $300M Term Loan, including, among other things, (i) the elimination of the 0.10% SOFR spread adjustment for all loans and (ii) with respect to the $300M Term Loan, a decrease in the interest rate margin from a range of 1.15% to 2.20% to a range of 0.75% to 1.60%, in each case, with the applicable margin level determined according to the credit rating of the Operating Partnership.

The forgoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Fourth Amendment, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Third Amendment to Term Loan Agreement

On July 28, 2025, Kite Realty and the Operating Partnership entered into the Third Amendment (the “Third Amendment”) to the Term Loan Agreement (as defined below) with KeyBank, as administrative agent, and the lenders party thereto. The Third Amendment amends that certain Term Loan Agreement, dated as of October 25, 2018 (as amended, the “Term Loan Agreement”), by and among the Operating Partnership, as borrower, KeyBank, as administrative agent, and the lenders from time to time party thereto, which provides for a $250 million unsecured term loan (the “$250M Term Loan”) with a scheduled maturity date of October 24, 2027.

The Third Amendment provides for the elimination of the 0.10% SOFR spread adjustment component of the interest rate applicable to the $250M Term Loan.

The forgoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Third Amendment, which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Certain of the lenders under the Credit Agreement and Term Loan Agreement or their affiliates have provided, and may in the future provide, certain commercial banking, financial advisory, and investment banking services in the ordinary course of business for Kite Realty, its subsidiaries (including the Operating Partnership) and certain of its affiliates for which they receive customary fees and commissions.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Fourth Amendment to Sixth Amended and Restated Credit Agreement, dated as of July 28, 2025, by and among Kite Realty Group, L.P., Kite Realty Group Trust, KeyBank National Association, as administrative agent, and the lenders party thereto
10.2	Third Amendment to Term Loan Agreement, dated as of July 28, 2025, by and among Kite Realty Group, L.P., Kite Realty Group Trust, KeyBank National Association, as administrative agent, and the lenders party thereto
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KITE REALTY GROUP TRUST

Date: July 30, 2025	By:	/s/ Heath R. Fear
Heath R. Fear
Executive Vice President and Chief Financial Officer

KITE REALTY GROUP, L.P.

	By:	Kite Realty Group Trust, its sole general partner

	By:	/s/ Heath R. Fear
Heath R. Fear
Executive Vice President and Chief Financial Officer